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                                                                   Exhibit 5.1

                       [Letterhead of Covington & Burling]





November 6, 2001



Calpine Corporation
50 West San Fernando Street
San Jose, California 95113

Ladies and Gentlemen:

      We are acting as counsel to Calpine Corporation, a Delaware corporation (the "Company"), in connection with the shelf registration by the Company under the Securities Act of 1933, as amended (the "Act") of 2,110,527 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), pursuant to the Registration Statement on Form S-3 filed on October 22, 2001 with the Securities and Exchange Commission (File No. 333-71966) (such Registration Statement, as amended by Amendment No. 1 thereto, is herein referred to as the "Registration Statement").


      We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, that all copies of documents submitted to us conform to the originals and that the certificates for the Shares conform to the specimens thereof examined by us and have been duly countersigned by the Transfer Agent and duly registered by the Registrar for the Company's Common Stock.


      We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.


      Based upon the foregoing, we are of the opinion that:


      (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

      (2) The Shares are duly authorized, validly issued, fully paid and nonassessable.




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Calpine Corporation
November 6, 2001
Page 2




      We are members of the bar of the State of New York. We do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of New York, the Delaware General Corporation Law and the Federal law of the United States of America.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                           Very truly yours,

                                           /S/ COVINGTON & BURLING